                                 SCHEDULE 14A

                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

   [_] Preliminary Proxy Statement      [_] Confidential, for Use of the
                                            Commission only (as permitted by
   [X] Definitive Proxy Statement           Rule 14a-6(e)(2))

   [_] Definitive Additional Materials

   [_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             KEYNOTE SYSTEMS, INC.
               (Name of Registrant as Specified In Its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  1) Title of each class of securities to which transaction applies:

  2) Aggregate number of securities to which transaction applies:

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  4) Proposed maximum aggregate value of transaction:

  5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid:

  2) Form, Schedule or Registration Statement No.:

  3) Filing Party:

  4) Date Filed:

                          [Keynote Systems, Inc. LOGO]

                             Keynote Systems, Inc.
                         777 Mariners Island Boulevard
                          San Mateo, California 94404

                                                                  March 7, 2002

To Our Stockholders:

   You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Keynote Systems, Inc. to be held at our executive offices, located at 777 Mariners Island Boulevard in San Mateo, California, on Tuesday, April 23, 2002 at 10:00 a.m., Pacific Time.

   The matters expected to be acted upon at the meeting are described in detail in the following notice of the 2002 Annual Meeting of Stockholders and proxy statement.

   It is important that you use this opportunity to take part in the affairs of Keynote Systems, Inc. by voting on the business to come before this meeting. Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares may be represented at the meeting. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

   We look forward to seeing you at the meeting.

                                          Sincerely,

                                          /s/ Umang Gupta
                                          Umang Gupta
                                          Chairman of the Board and Chief
                                            Executive Officer

                          [Keynote Systems, Inc. LOGO]

                             Keynote Systems, Inc.
                         777 Mariners Island Boulevard
                          San Mateo, California 94404

                               -----------------

               NOTICE OF THE 2002 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

   NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders of Keynote Systems, Inc. will be held at our executive offices, located at 777 Mariners Island Boulevard in San Mateo, California, on Tuesday, April 23, 2002 at 10:00 a.m., Pacific Time, for the following purposes:

      1. To elect directors of Keynote Systems, Inc., each to serve until his or her successor has been elected and qualified or until his or her earlier resignation or removal;

      2. To ratify the selection of KPMG LLP as independent auditors for Keynote Systems, Inc. for the fiscal year ending September 30, 2002; and

      3. To transact such other business as may properly come before the meeting or any adjournment.

   The foregoing items of business are more fully described in the proxy statement accompanying this notice.

   Only stockholders of record at the close of business on March 4, 2002 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

                                          By Order of the Board of Directors,

                                          /s/ John Flavio
                                          John Flavio
                                          Secretary

San Mateo, California
March 7, 2002

Whether or not you expect to attend the Annual Meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares may be represented at the meeting.

                               TABLE OF CONTENTS

                                                                                               Page
                                                                                               ----
Proxy Statement for the 2002 Annual Meeting of Stockholders:
   Proposal No. 1--Election of Directors......................................................   3
       Nominees for Board of Directors........................................................   3
       Retiring Directors.....................................................................   4
       Board Meetings and Board Committees....................................................   4
       Director Compensation..................................................................   5
       Compensation Committee Interlocks and Insider Participation............................   5
   Proposal No. 2--Ratification of Selection of Independent Auditors..........................   6
   Report of the Audit Committee..............................................................   7
   Security Ownership of Certain Beneficial Owners and Management.............................   8
   Executive Compensation and Related Information.............................................  10
       Summary Compensation Table.............................................................  10
       Option Grants in Fiscal 2001...........................................................  10
       Aggregated Option Exercises in Fiscal 2001 and Option Values at September 30, 2001.....  11
       Employee Benefit Plans.................................................................  12
       Option Exchange Program................................................................  14
       Report of the Compensation Committee...................................................  15
   Stock Price Performance Graph..............................................................  17
   Certain Relationships and Related Transactions.............................................  18
   Stockholder Proposals for the 2003 Annual Meeting of Stockholders..........................  20
   Compliance Under Section 16(a) of the Securities Exchange Act of 1934......................  20
   Other Business.............................................................................  20

                             Keynote Systems, Inc.
                         777 Mariners Island Boulevard
                          San Mateo, California 94404

                               -----------------

                                PROXY STATEMENT
                  FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS

                               -----------------

                                 March 7, 2002

   The accompanying proxy is solicited on behalf of the board of directors of Keynote Systems, Inc., a Delaware corporation, for use at the 2002 Annual Meeting of Stockholders to be held at our executive offices, located at 777 Mariners Island Boulevard in San Mateo, California, on Tuesday, April 23, 2002 at 10:00 a.m., Pacific Time. Only holders of record of our common stock at the close of business on March 4, 2002, which is the record date, will be entitled to vote at the Annual Meeting. At the close of business on the record date, we had 28,376,799 shares of common stock outstanding and entitled to vote. The holders of a majority of the shares of our common stock entitled to vote on the record date, present in person or represented by proxy, will constitute a quorum for the transaction of business. All proxies will be voted in accordance with the instructions contained therein and, if no choice is specified, the proxies will be voted in favor of the nominees and the proposals presented in the accompanying notice of the Annual Meeting and this proxy statement. This proxy statement and the accompanying form of proxy were first mailed to stockholders on or about March 13, 2002. Our annual report and Form 10-K for the fiscal year ended September 30, 2001 are enclosed with this proxy statement.

Voting Rights

   Holders of our common stock are entitled to one vote for each share held as of the record date.

Vote Needed for a Quorum

   A quorum is required for our stockholders to conduct business at the Annual Meeting. The holders of a majority of the shares of our common stock entitled to vote on the record date, present in person or represented by proxy, will constitute a quorum for the transaction of business.

Vote Required to Approve the Proposals

   With respect to Proposal No. 1, directors will be elected by a plurality of the votes of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Approval and adoption of Proposal No. 2 requires the affirmative vote of a majority of the shares of our common stock entitled to vote on the proposal that are present in person or represented by proxy at the Annual Meeting and are voted for or against the proposal. The effectiveness of any of the proposals is not conditioned upon the approval by our stockholders of any of the other proposals by the stockholders.

Effect of Abstentions and Broker Non-Votes

   For purposes of the discussion above regarding quorum and the vote required to approve the proposals, stockholders of record who are present at the meeting in person or by proxy and who abstain, including brokers holding their customers' shares of record who cause abstentions to be recorded at the Annual Meeting, are considered stockholders who are present and entitled to vote. These count toward the quorum.

   Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. "Broker non-votes" refers to those votes that could have been cast on the matter in question if the brokers had received their customers' instructions, and as to which the broker has notified us, on a proxy form in accordance with industry practice or has otherwise advised us, that it lacks voting authority.

   Abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors or the vote on the ratification of the independent auditors.

Adjournment of Meeting

   In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitations of proxies. Any such adjournment would require the affirmative vote of the majority of the shares of common stock present in person or represented by proxy at the Annual Meeting.

Expenses of Soliciting Proxies

   We will pay the expenses of soliciting proxies to be voted at the Annual Meeting. Following the original mailing of the proxies and other soliciting materials, we and/or our agents may also solicit proxies by mail, telephone, telegraph or in person. Following the original mailing of the proxies and other soliciting materials, we will request that brokers, custodians, nominees and other record holders of our common stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. In these cases, we will reimburse the record holders for their reasonable expenses if they ask us to do so.

Revocability of Proxies

   Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote. A proxy may be revoked by any of the following methods:

    .  a written instrument delivered to us stating that the proxy is revoked;

    . a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Annual Meeting; or

    .  attendance at the Annual Meeting and voting in person.

   Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming the stockholder's beneficial ownership of the shares.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

   At the Annual Meeting, stockholders will elect each director to hold office until the next Annual Meeting of Stockholders and until his or her successor has been elected and qualified or until such director's earlier resignation or removal. The size of our board of directors is currently set at seven members. We are planning to reduce the size of our Board of Directors to five members prior to the Annual Meeting because, as described below, two of our directors are planning to retire prior to the Annual Meeting. Accordingly, five nominees will be elected at the Annual Meeting to be our five directors. If any nominee for any reason is unable to serve, or for good cause will not serve, as a director, the proxies may be voted for a substitute nominee as the proxy holder may determine. We are not aware of any nominee who will be unable to or, for good cause, will not serve as a director.

Nominees for Board of Directors

   The names of the nominees for election to our board of directors at the Annual Meeting, and information about each of them, are included below.

                                                                                                    Director
Name                          Age                       Principal Occupation                         Since
----                          ---                       --------------------                        --------
Umang Gupta.................. 52  Chairman of the Board and Chief Executive Officer of Keynote        1997

David Cowan.................. 35  General Partner of Bessemer Venture Partners                        1998

Stratton Sclavos............. 40  President, Chief Executive Officer and Director of VeriSign, Inc.   1999

Deborah Rieman............... 52  Retired President and Chief Executive Officer of Check Point        2002
                                    Software Technologies Ltd.

Mohan Gyani.................. 50  President and Chief Executive Officer, AT&T Wireless Mobility       2002
                                    Services

   Umang Gupta has served as one of our directors since September 1997 and as our Chief Executive Officer and Chairman of our Board of Directors since December 1997. From January 1996 to December 1997, he was a private investor and an advisor to high-technology companies. From October 1984 to January 1996, Mr. Gupta was the founder and Chairman of the Board of Directors and Chief Executive Officer of Centura Software Corporation, formerly known as Gupta Corporation, a client/server tools and database company. Prior to founding Gupta Corporation, from 1981 to 1984, he was with Oracle Corporation, an enterprise software company, where the last position he held was Vice President and General Manager of its Microcomputer Products Division. From 1973 to 1980, Mr. Gupta held various sales and marketing positions at IBM. Mr. Gupta holds a B.S. degree in chemical engineering from the Indian Institute of Technology, Kanpur, India, and has a M.B.A. degree from Kent State University.

   David Cowan has served as one of our directors since March 1998. Since August 1996, Mr. Cowan has served as a General Partner of Bessemer Venture Partners, a venture capital investment firm. Mr. Cowan was an Associate at Bessemer Venture Partners from July 1992 to July 1996. From January 1995 to June 1996, he also served as Chairman of the Board, and from January 1995 to June 1995, he served as Chief Financial Officer, of VeriSign, Inc., a provider of digital certificates and related Internet trust services. Mr. Cowan also serves as a Director on the Board of VeriSign as well as the boards of several private companies. Mr. Cowan holds an A.B. degree in mathematics and computer science and a M.B.A. degree from Harvard University.

   Stratton Sclavos has served as one of our directors since April 1999. Since July 1995, Mr. Sclavos has served as the President, Chief Executive Officer and a director of VeriSign, Inc. From October 1993 to June 1995, he served as Vice President of Worldwide Marketing and Sales of Taligent, Inc., a business development software company that was a joint venture between Apple Computer, IBM and Hewlett-Packard. Mr. Sclavos is also a director of Juniper Networks, Inc., Intuit, Inc. and Marimba, Inc. Mr. Sclavos holds a B.S. degree in electrical and computer engineering from the University of California, Davis.

   Deborah Rieman has served as one of our directors since January 2002. Since June 1999, Dr. Rieman has managed a private investment fund. Since August 1999, Dr. Rieman has also served as an Entrepreneur-in-Residence with U.S. Venture Partners, a venture capital firm. From July 1995 to June 1999, Dr. Rieman was the President and Chief Executive Officer of Check Point Software Technologies Inc., an Internet security software company. Prior to joining Check Point, Dr. Rieman held various executive and marketing positions with Adobe Systems Inc., a computer software company, Sun Microsystems Inc., a computer systems company, and Xerox Corp., a diversified electronics manufacturer. Dr. Rieman also serves as a director of Altera Corp., Corning Inc., Tumbleweed Communications Inc., and two private companies. Dr. Rieman holds a Ph.D. degree in mathematics from Columbia University and a B.A. degree in Mathematics from Sarah Lawrence College.

   Mohan Gyani has served as one of our directors since January 2002. Mr. Gyani has served as President and Chief Executive Officer of AT&T Wireless Mobility Services, a telecommunications company, since March 2000, and as Chief Financial Officer of AT&T Wireless Mobility Services, from January 2000 to March 2000. From October 1999 to December 1999, Mr. Gyani served as President and Chief Financial Officer of PeoplePC, Inc., a computer company. From June 1999 to September 1999, he served as the Head of Strategy and Corporate Development and a member of the board of directors of Vodafone AirTouch Plc, a mobile telecommunications network company. He served as Executive Vice President and Chief Financial Officer of AirTouch, a telecommunications company, from September 1995 to June 1999, prior to its merger with Vodafone. Mr. Gyani holds an M.B.A. degree and a B.A. degree in business administration from San Francisco State University.

Retiring Directors

   Mr. Mark Leslie and Mr. Leo Hindery, Jr., are not being nominated for reelection because they are planning to retire from our Board of Directors prior to the Annual Meeting.

                The Board Recommends a Vote FOR the Election of
                       Each of the Nominated Directors.

Board Meetings and Board Committees

  Board Meetings

   The board met four times, including telephone conference meetings, and acted four times by written consent, during the fiscal year ended September 30, 2001. No director, other than Mr. Hindery and Mr. Sclavos, attended fewer than 75% of the total number of meetings held by the board and by all committees of the board on which such director served, during the period that such director served.

  Board Committees

   Our board of directors has a compensation committee and an audit committee. Our board does not have a nominating committee or a committee performing similar functions.

   Compensation Committee. The current members of our compensation committee are Mr. Cowan and Mr. Leslie. Mr. Leslie will be retiring from our Board of Directors at the Annual Meeting, and we expect that Ms. Rieman will be appointed as a member of the compensation committee following her reelection to our Board of Directors at the Annual Meeting. The compensation committee reviews and makes recommendations to our board concerning salaries and incentive compensation for our officers and employees. The compensation committee also administers our 1999 Equity Incentive Plan and 1999 Employee Stock Purchase Plan. The compensation committee met one time during the fiscal year ended September 30, 2001.

   Audit Committee. The current members of our audit committee are Mr. Cowan, Mr. Hindery, Mr. Leslie, and Mr. Sclavos. Mr. Leslie and Mr. Hindery will be retiring from our Board of Directors at the Annual Meeting, and we expect that Mr. Gyani will be appointed as a member of the audit committee following his reelection to our Board of Directors at the Annual Meeting. Our audit committee reviews and monitors our financial statements and accounting practices, makes recommendations to our board regarding the selection of independent auditors and reviews the results and scope of audits and other services provided by our independent auditors. The audit committee met four times during the fiscal year ended September 30, 2001.

Director Compensation

   Cash Compensation. Our directors do not receive cash compensation for their services as directors, but are reimbursed for their reasonable expenses in attending board and board committee meetings.

   Option Grants. On September 24, 1999, the date of our initial public offering, each non-employee director who was a member of our board on or before September 24, 1999, was automatically granted an option to purchase 50,000 shares under our 1999 Equity Incentive Plan, at an exercise price equal to the fair market value of our common stock on the date of grant, unless that director had previously received an option grant. Each non-employee who becomes a director is automatically granted an option to purchase 50,000 shares of common stock under our 1999 Equity Incentive Plan, at an exercise price to be equal to the fair market value of our common stock on the date of grant. The options have ten-year terms and terminate three months following the date the director ceases to be one of our directors or consultants or 12 months if the termination is due to death or disability. All options automatically granted to non-employee directors under the plan vest over three years. One-third of the shares subject to these options vest on the earlier of one year following the director's appointment to our board of directors or the first annual meeting of our stockholders following the grant of the option. The remaining shares subject to these options vest ratably monthly over the two years from the date on which shares first vest. Any unvested shares subject to these options will become immediately exercisable upon a transaction that results in a change of our control.

Compensation Committee Interlocks and Insider Participation

   None of the members of the compensation committee has at any time since our formation been one of our officers or employees. None of our executive officers currently serves or in the past has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board or compensation committee.

                                PROPOSAL NO. 2

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

   The audit committee of our board of directors has selected KPMG LLP as the independent auditors to perform the audit of our financial statements for the fiscal year ending September 30, 2002, and our stockholders are being asked to ratify such selection. Representatives of KPMG are expected to be present at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting if they desire to do so and are expected to be available to respond to appropriate questions.

 The Board Recommends a Vote FOR the Ratification of the Selection of KPMG LLP

                         REPORT OF THE AUDIT COMMITTEE

   The audit committee of the board of directors monitors the adequacy of Keynote's accounting and financial reporting processes. The committee also evaluates the performance and independence of Keynote's independent auditors. The audit committee operates under a written charter, which was adopted by each of Keynote's board of directors and audit committee on June 9, 2000. Under the written charter the committee consists of at least three directors and each member of the committee is "independent" as defined by the rules of The Nasdaq Stock Market. The current members of the committee are Mr. Cowan, Mr. Hindery, Mr. Leslie and Mr. Sclavos, each of whom is independent.

   Keynote's financial and senior management supervise its systems of internal controls and the financial reporting process. Keynote's independent auditors perform an independent audit of its consolidated financial statements in accordance with generally accepted auditing standards and issue a report on these consolidated financial statements. The audit committee monitors these processes.

   The audit committee has reviewed Keynote's audited consolidated financial statements for the fiscal year ended September 30, 2001 and has met with both the management of Keynote and its independent accountants to discuss the consolidated financial statements. Keynote's management represented to the audit committee that its audited consolidated financial statements were prepared in accordance with generally accepted accounting principles.

   The audit committee discussed with Keynote's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. The audit committee has also received from Keynote's independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Keynote's independent auditors the independence of that firm. The audit committee has also considered whether the provision of non-audit services by Keynote's independent auditors is compatible with maintaining the independence of the independent auditors.

   Based on the audit committee's discussions with the management of Keynote and Keynote's independent auditors and based on the audit committee's review of Keynote's audited consolidated financial statements together with the report of Keynote's independent auditors on the consolidated financial statements and the representations of Keynote's management with regard to these consolidated financial statements, the audit committee recommended to Keynote's board of directors that the audited consolidated financial statements be included in Keynote's annual report on Form 10-K for the fiscal year ended September 30, 2001, filed with the Securities and Exchange Commission.

   During the fiscal year ended September 30, 2001, the aggregate fees billed by Keynote's independent auditors, KPMG LLP, for professional services were as follows:

    . Audit Fees. The aggregate fees billed by KPMG LLP for professional services rendered for the audit of Keynote's annual consolidated financial statements for the fiscal year ended September 30, 2001 including all statutory audits required for Keynote's subsidiaries and for the review of the consolidated financial statements included in Keynote's Forms 10-Q for the fiscal year ended September 30, 2001 were approximately $273,000;

    . Financial Information Systems Design and Implementation Fees. The aggregate fees billed by KPMG LLP for professional services rendered for financial information systems design and implementation professional services for the fiscal year ended September 30, 2001 were $0; and

    . All Other Fees. The aggregate fees billed by KPMG LLP for services other than those described above for the fiscal year ended September 30, 2001 totaled approximately $148,000 and were primarily for tax consulting and the preparation of tax returns. The Audit Committee has determined that the provision of these services is compatible with maintaining KPMG LLP's independence.

                                          Audit Committee

                                          David Cowan
                                          Leo Hindery, Jr.
                                          Mark Leslie
                                          Stratton Sclavos

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table presents information as to the beneficial ownership of our common stock as of January 31, 2002 by:

    . each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

    .  each of our directors;

    . our Chief Executive Officer and four other most highly compensated executive officers whose salary and bonus for the fiscal year ending September 30, 2001 was more than $100,000; and

    .  all of our directors and executive officers as a group.

   The percentage ownership is based on 28,241,602 shares of common stock outstanding as of January 31, 2002. Shares of common stock that are subject to options currently exercisable or exercisable within 60 days of January 31, 2002, are deemed outstanding for the purposes of computing the percentage ownership of the person holding these options, but are not deemed outstanding for computing the percentage ownership of any other person. Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Unless indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

                                                             Shares Beneficially Owned
                                                             ------------------------
Name of Beneficial Owner                                     Number of Shares  Percent
------------------------                                     ----------------  -------
Umang Gupta(1)..............................................    2,400,910        8.36%
  Keynote Systems, Inc.
  777 Mariners Island Boulevard
  San Mateo, CA 94404
FMR Corp.(2)................................................    2,165,890        7.66
  One Federal Street
  Boston, MA 02110-2003
Cannell Capital LLC(3)......................................    1,931,900        6.84
  150 California Street, 5th Floor
  San Francisco, CA 94111
Becker Capital Management, Inc.(4)..........................    1,541,725        5.46
  1211 SW Fifth Avenue, Suite 2185
  Portland, OR 97204
High Rock Capital LLC(5)....................................    1,535,500        5.44
  28 State Street, 18th Floor
  Boston, MA 02109
Stratton Sclavos(6).........................................    1,401,159        4.87
David Cowan(7)..............................................      188,065         *
Donald Aoki(8)..............................................      137,419         *
John Flavio(9)..............................................       97,086         *
Marilyn Kanas(10)...........................................       31,995         *
Leo Hindery, Jr.(11)........................................       16,650         *
Mark Leslie(12).............................................        1,852         *
Richard Burk................................................           --         *
Mohan Gyani.................................................           --         *
Deborah Rieman..............................................           --         *
All 13 directors and executive officers as a group(13)......    4,419,877       15.39%

--------
 *  Indicates beneficial ownership of less than 1%.

 (1) Includes 70,000 shares held by the Gupta Family 1999 Irrevocable Trust. Mr. Gupta disclaims beneficial ownership of the shares held by this entity except to the extent of his pecuniary interest in the shares. Includes 250,000 shares subject to an option exercisable within 60 days of January 31, 2002.

 (2) Based solely on information provided by FMR Corp. in an amended Schedule 13G filed with the Securities and Exchange Commission on February 14, 2002. According to this Schedule 13G, FMR Corp. may be deemed to share voting and/or investment power with respect to these shares with certain affiliated companies and persons listed in the Schedule 13G.

 (3) Based solely on information provided by Cannell Capital LLC in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2002. According to this Schedule 13G, Cannell Capital LLC may be deemed to share voting and/or investment power with respect to these shares with certain affiliated companies and persons listed in the Schedule.

 (4) Based solely on information provided by Becker Capital Management, Inc. in a Schedule 13G filed with the Securities and Exchange Commission on February 7, 2002. According to this Schedule 13G, all securities reported on the Schedule are owned by advisory clients of Becker Capital Management, Inc., which disclaims beneficial ownership of all such securities.

 (5) Based solely on information provided by High Rock Capital LLC in a
     Schedule 13G filed with the Securities and Exchange Commission on February 14, 2002.

 (6) Includes 1,361,345 shares held by VeriSign, Inc. Mr. Sclavos, one of our directors, is president and chief executive officer of VeriSign. Mr. Sclavos disclaims beneficial ownership of the shares held by VeriSign. Includes 39,814 shares subject to an option exercisable within 60 days of January 31, 2002.

 (7) Includes shares held by Bessec Ventures IV L.P., shares held by Bessemer Venture Partners IV, L.P., shares held by Bessemer Venture Investors and shares held by Bessemer Venture Associates. Mr. Cowan, one of our directors, is a general partner of the general partner of these entities. Mr. Cowan disclaims beneficial ownership of the shares held by these entities except to the extent of his pecuniary interest in them. Includes 39,814 shares subject to an option exercisable within 60 days of January 31, 2002.

 (8) Includes 5,342 shares held by Mr. Aoki as trustee for his minor children and 1,250 shares held by Frank Aoki, over which Mr. Aoki exercises investment power. Includes 3,750 shares subject to an option exercisable within 60 days of January 31, 2002.

 (9) Includes 80,832 shares subject to an option exercisable within 60 days of January 31, 2002.

(10) Includes 600 shares held by Ms. Kanas' child. Ms. Kanas disclaims beneficial ownership of these shares. Includes 20,832 shares subject to an option exercisable within 60 days of January 31, 2002. Of the shares held by Ms. Kanas, 4,234 shares remained subject to our right of repurchase as of January 31, 2002.

(11) Represents 16,650 shares subject to an option exercisable within 60 days of January 31, 2002.

(12) Represents 1,852 shares subject to an option exercisable within 60 days of January 31, 2002.

(13) Includes 474,336 shares subject to an option exercisable within 60 days of January 31, 2002. Of the shares held, 41,734 shares remained subject to our right of repurchase as of January 31, 2002.

                EXECUTIVE COMPENSATION AND RELATED INFORMATION

   The following table presents compensation information for the fiscal years ending September 30, 1999, 2000 and 2001 paid or accrued to our Chief Executive Officer and our four other most highly compensated executive officers who were serving as executive officers as of September 30, 2001.

                          Summary Compensation Table

                                                                       Long Term
                                                                      Compensation
                                                                      ------------
                                                 Annual Compensation     Awards
                                                 -----------------    ------------
                                                                       Securities
                                          Fiscal                       Underlying
Name and Principal Position                Year   Salary   Bonus        Options
---------------------------               ------ -------- --------    ------------
Umang Gupta..............................  2001  $200,645 $150,000(1)        --
 Chief Executive Officer                   2000   200,860  100,000(1)   300,000
                                           1999   188,288       --           --

John Flavio..............................  2001   185,148   41,933(2)    75,000
 Senior Vice President of Finance and      2000   173,713   17,000(2)    30,000
 Chief Financial Officer                   1999    31,417       --      205,000

Donald Aoki..............................  2001   179,154   14,875      120,000
 Vice President of Engineering             2000   168,842    8,500       30,000
                                           1999   166,920       --       50,000

Marilyn Kanas............................  2001   167,388   11,000       50,000
 Vice President of Marketing               2000    41,427       --       69,770
                                           1999        --       --           --

Richard Burk(3)..........................  2001   126,323   62,498      200,000
 Senior Vice President of Worldwide Sales  2000        --       --           --
                                           1999        --       --           --

--------
(1) All of Mr. Gupta's bonus in fiscal 2001 was for services rendered in fiscal 2000, and all of his bonus in fiscal 2000 was for services rendered in fiscal 1999.

(2) $28,000 of Mr. Flavio's bonus in fiscal 2001 was for services rendered in fiscal 2000, and $8,500 of his bonus in fiscal 2000 was for services rendered in fiscal 1999.

(3) Mr. Burk served as our Senior Vice President of Worldwide Sales from February 2001 to December 2001.

                         Option Grants in Fiscal 2001

   The following table presents the grants of stock options under our 1999 Equity Incentive Plan during the fiscal year ended September 30, 2001 to our Chief Executive Officer and our four other most highly compensated executive officers who were serving as executive officers as of September 30, 2001.

   All options granted under our 1999 Equity Incentive Plan are either incentive stock options or nonqualified stock options. Options granted under our 1999 Equity Incentive Plan may be immediately exercisable subject to our right to repurchase these shares upon termination of the optionee's employment with us. This right generally lapses as to 25% of the shares subject to the option one year from the date of grant and as to 2.083% of the shares each succeeding month. Options granted under our 1999 Equity Incentive Plan that are not immediately exercisable generally vest over four years and become exercisable as to 25% of the shares subject to the option one year from the date of grant and as to 2.083% of the shares each succeeding month. Options expire 10 years from the date of grant.

   Options were granted at an exercise price equal to the fair market value of our common stock, as determined by our board on the date of grant. In the year ending September 30, 2001, we granted to our employees options to purchase a total of 1,979,000 shares of our common stock.

   Potential realizable values are computed by:

    . multiplying the number of shares of common stock subject to a given option by the market price per share of our common stock on the date of grant;

    . assuming that the aggregate option exercise price derived from that calculation compounds at the annual 5% or 10% rates shown in the table for the entire 10 year term of the option; and

    .  subtracting from that result the aggregate option exercise price.

   The 5% and 10% assumed annual rates of stock price appreciation are required by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of future common stock prices. The closing price per share of our common stock as reported on the Nasdaq National Market on September 28, 2001, the last trading day of fiscal 2001, was $7.60.




                                       Individual Grants
                         --------------------------------------------- Potential Realizable Value at
                         Number of   Percent of                           Assumed Annual Rates of
                         Securities Total Options                      Stock Price Appreciation for
                         Underlying  Granted to   Exercise                      Option Term
                          Options   Employees in    Price   Expiration -----------------------------
Name                      Granted    Fiscal 2001  Per Share    Date          5%            10%
----                     ---------- ------------- --------- ----------   ----------     ----------
Umang Gupta.............       --        -- %      $   --          --  $       --     $       --

John Flavio.............   75,000        3.8         9.02    07-18-11     425,447      1,078,167

Donald Aoki.............  120,000        6.1         9.02    07-18-11     680,716      1,725,067

Marilyn Kanas...........   20,000        1.0        16.00    01-16-11     201,246        509,998

                           30,000        1.5         9.02    07-18-11     170,179        431,267

Richard Burk............  200,000       10.1        15.31    02-15-11   1,925,675      4,880,039

Aggregated Option Exercises in Fiscal 2001 and Option Values at
                              September 30, 2001

   The following table presents the number of shares of common stock subject to vested and unvested stock options held as of September 30, 2001 by our Chief Executive Officer and our four other most highly compensated executive officers who were serving as executive officers as of September 30, 2001. None of these individuals exercised stock options during the fiscal year ended September 30, 2001 or held in-the-money options as of September 30, 2001, based on $7.60, the closing price per share of our common stock on September 28, 2001, the last trading day of fiscal 2001, as reported on the Nasdaq National Market.

   Each of the options granted to the optionees listed in the table below was either immediately exercisable upon grant, subject to our right to repurchase the option shares upon termination of the optionee's employment, or generally vests over four years and becomes exercisable as to 25% of the shares subject to the option one year from the date of grant and as to 2.083% of the shares each succeeding month.

                                                             Number of Securities
                                                            Underlying Unexercised
                                                                  Options at
                                                              September 30, 2001
                                                            ----------------------
Name                                                          Vested     Unvested
----                                                        ------      --------
Umang Gupta................................................     --      300,000

John Flavio................................................ 57,707      189,792

Donald Aoki................................................  3,750      190,000

Marilyn Kanas.............................................. 19,674      100,096

Richard Burk...............................................     --      200,000

   In the case of immediately exercisable options, our right to repurchase the shares generally lapses over four years and as to 25% of the shares subject to the option one year from the date of grant and as to 2.083% of the shares each succeeding month. As of September 30, 2001, Ms. Kanas held 4,697 shares that remained subject to our right of repurchase.

Employee Benefit Plans

  1996 Stock Option Plan and 1999 Stock Option Plan

   Our 1996 Stock Option Plan and 1999 Stock Option Plan terminated upon the date of our initial public offering in September 1999, at which time our 1999 Equity Incentive Plan became effective. Since that time, no additional options have been granted or in the future will be granted under these plans. However, this termination did not affect any options outstanding under these plans, all of which will remain outstanding until exercised or until they terminate or expire by their terms. Options granted under these plan are subject to terms substantially similar to those described below with respect to options granted under our 1999 Equity Incentive Plan.

  1999 Equity Incentive Plan

   Shares Reserved Under the Plan. The board of directors has adopted and our stockholders have approved our 1999 Equity Incentive Plan. The board initially reserved 5,000,000 shares of common stock available for issuance under this plan. In addition, upon the date of our initial public offering on September 24, 1999, a total of 38,037 additional shares previously reserved for grant under our 1996 Stock Option Plan and 1999 Stock Option Plan became available for grant under the under our 1999 Equity Incentive Plan. These shares either had not been issued, were not subject to outstanding grants, had been issued but were subsequently forfeited or repurchased by us, or were subject to options that expired or became unexercisable. Shares will again be available for grant and issuance under the plan that:

    . are subject to issuance upon exercise of an option granted under the plan that cease to be subject to the option for any reason other than exercise of the option;

    . have been issued upon the exercise of an option granted under the plan that are subsequently forfeited or repurchased by us at the original purchase price; or

    . are subject to an award granted pursuant to a restricted stock purchase agreement under the plan that are subsequently forfeited or repurchased by us at the original issue price.

   In addition, on January 1 of each year, the total number of shares reserved for issuance under the plan increases automatically by a number of shares equal to 5% of our outstanding shares on December 31 of the preceding year. As of September 30, 2001, options to purchase 3,351,266 shares were outstanding, and we had 5,522,550 shares of common stock available for future issuance under the plan. As of January 1, 2002, the date of the automatic increase, options to purchase 6,055,314 shares were outstanding, and we had 4,197,578 shares of common stock available for issuance under the plan.

   Term of the Plan. The plan became effective on September 24, 1999. The plan will terminate after 10 years, unless it is terminated earlier by our board. The plan authorizes the award of options, restricted stock awards and stock bonuses. If we are dissolved, liquidated or have a "change in control" transaction, outstanding awards may be assumed or substituted by the successor corporation, if any. In the discretion of the compensation committee, the vesting of these awards may accelerate upon one of these transactions.

   Administration of the Plan. The plan is administered by our compensation committee, all of the members of which are "non-employee directors" under applicable federal securities laws and "outside directors" as defined under applicable federal tax laws. Except for the automatic option grants to non-employee directors described below, the compensation committee has the authority to construe and interpret the plan, grant awards and make all other determinations necessary or advisable for the administration of the plan. Grants of options to non-officer employees to purchase 40,000 or fewer shares of our common stock can be authorized by our Chief Executive Officer or Chief Financial Officer and ratified by our compensation committee.

   Eligibility to Participate. The plan authorizes the award of stock options, restricted stock awards and stock bonuses. These may be granted to our employees, officers, directors, consultants, independent contractors and advisors or those of any parent or subsidiary of us, provided the consultants, independent contractors and advisors provide bona fide services to us not in connection with the offer and sale of securities in a capital-raising transaction. No person is eligible to received more than 4,000,000 shares in any calendar year under the Plan, other than our new employees or new employees of a parent or subsidiary of us, who are eligible to receive up to 4,500,000 shares in the calendar year in which they begin their employment with us. Awards, other than nonqualified stock options, granted under the plan may not be transferred in any manner other than by will or by the laws of descent and distribution. The plan allows exceptions to this restriction with respect to awards that are nonqualified stock options.

   Stock Options. The plan provides for the grant of incentive stock options that qualify under Section 422 of the Internal Revenue Code and nonqualified stock options. Incentive stock options may be granted only to our employees or employees of a parent or subsidiary of us. The exercise price of incentive stock options must be at least equal to the fair market value of our common stock on the date of grant. The exercise price of incentive stock options granted to 10% stockholders must be at least equal to 110% of the fair market value of our common stock on the date of grant. The exercise price of non-qualified stock options must be at least equal to 85% of the fair market value of our common stock on the date of grant. Options granted under the plan are exercisable as they vest. In general, options vest over a four-year period and as to 25% of the shares subject to the option one year from the date of grant and as to 2.083% of the shares each succeeding month. The maximum term of options granted under the plan is 10 years. Our non-employee directors are entitled to receive stock option grants to purchase 50,000 shares of our common stock which vest as to 33.3% of the shares subject to the option upon the earlier of one year of service as a director or the date of our annual meeting and as to 2.82% of the shares each succeeding month.

   Options may be exercised during the lifetime of the optionee only by the optionee. The compensation committee could provide for differing provisions in individual award agreements, but only with respect to awards that are not incentive stock options. Options granted under the plan generally may be exercised for a period of time after the termination of the optionee's service to us or a parent or subsidiary of us. Options will generally terminate three months after the termination of employment or twelve months if the termination is due to death or disability.

   Restricted Stock and Stock Bonuses. The plan authorizes the grant of restricted stock and stock bonus awards either in addition to or in lieu of other awards under the plan, under the terms, conditions and restrictions as the compensation committee may provide. They may be issued for past services or may be awarded upon the completion of certain services or performance goals.

  1999 Employee Stock Purchase Plan

   The board has adopted and our stockholders have approved the 1999 Employee Stock Purchase Plan. The plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code. Rights granted under the plan are not transferable by a participant other than by will or the laws of descent and distribution.

   Shares Reserved Under the Plan. The board of directors initially reserved 400,000 shares of common stock under this plan. On each January 1, the aggregate number of shares reserved for issuance under this plan will increase automatically by a number of shares equal to 1% of our outstanding shares on December 31 of the preceding year. The aggregate number of shares reserved for issuance under the plan may not exceed 4,000,000. As of September 30, 2001, we had 720,896 shares of common stock available for issuance under the plan and

193,503 shares had been purchased under the plan. As of January 1, 2002, the date of the automatic increase, we had 999,930 shares of common stock available for issuance under the plan and no additional shares had been purchased under the plan since September 30, 2001.

   Administration of the Plan. The plan is administered by our compensation committee. Our compensation committee has the authority to construe and interpret the plan, and its decisions are final and binding.

   Eligibility to Participate. Employees generally are eligible to participate in the plan if they are employed 10 days before the beginning of the applicable offering period and they are customarily employed by us, or our parent or any subsidiaries that we designate, for more than 20 hours per week and more than five months in a calendar year and are not, and would not become as a result of being granted an option under the plan, 5% stockholders of us or our designated parent or subsidiaries. Participation in the plan ends automatically upon termination of employment for any reason.

   How Purchases are Made. Under the plan, eligible employees are permitted to acquire shares of our common stock through payroll deductions. Eligible employees may select a rate of payroll deduction between 2% and 10% of their compensation and are subject to maximum purchase limitations.

   Each offering period under the plan is for two years and consists of four six-month purchase periods. The first offering period began on September 24, 1999, the first business day on which price quotations for our common stock were available on the Nasdaq National Market. Offering periods and purchase periods will begin on February 1 and August 1 of each year.

   The plan provides that, in the event of our proposed dissolution or liquidation, each offering period that commenced prior to the closing of the proposed event shall continue for the duration of the offering period, provided that the compensation committee may fix a different date for termination of the plan. The purchase price for our common stock purchased under the plan is 85% of the lesser of the fair market value of our common stock on the first or last day of the applicable offering period. The compensation committee has the power to change the duration of offering periods without stockholder approval, if the change is announced at least 15 days prior to the beginning of the affected offering period.

   Term of the Plan. The plan became effective on September 24, 1999. The plan will terminate 10 years from the date the plan was adopted by our board, unless it is terminated earlier under the terms of the plan. The board has the authority to amend, terminate or extend the term of the plan, except that no action may adversely affect any outstanding options previously granted under the plan.

   Amendments to the Plan. Except for the automatic annual increase of shares described above, stockholder approval is required to increase the number of shares that may be issued or to change the terms of eligibility under the plan. The board may make amendments to the plan as it determines to be advisable if the financial accounting treatment for the plan is different from the financial accounting treatment in effect on the date the plan was adopted by the board.

Option Exchange Program

   In April 2001, our Board approved a voluntary stock option exchange program for our employees. In general, we issue options under our 1999 Equity Incentive Plan to provide our employees an opportunity to acquire or increase their ownership stake in us, creating a stronger incentive to expend maximum effort for our growth and success and encouraging our employees to continue their employment with us. At the time of the option exchange program, many of the options we had granted to our employees, whether or not the options were exercisable, had exercise prices that were significantly higher than the then-current market price of our common stock. We believed these options were unlikely to be exercised in the foreseeable future. Therefore, we offered our employees the opportunity to exchange their stock options for new options to provide our employees with the opportunity to own options that over time may have a greater potential to increase in value, which we hope will create better performance incentives for our employees and will maximize the value of our common stock for all of our stockholders.

   The program allowed our employees, at their discretion, to exchange all outstanding options to purchase shares of our common stock granted on or after September 24, 1999 under our 1999 Equity Incentive Plan. Our Chief Executive Officer, our executive officers that report to our Chief Executive Officer, our directors and non-exempt employees were not eligible to participate in the program. If an option holder elected to exchange any stock options, the holder was required to exchange all stock options granted on or after September 24, 1999. The offer expired on May 8, 2001. At that time, we accepted for exchange options to purchase an aggregate of 1,155,175 shares of our common stock, representing 55% of the shares subject to options that were eligible to be exchanged under the program.

   In November 2001, we granted the new options, with an exercise price equal to the closing sale price of our common stock as reported on the Nasdaq National Market on the date of grant. The number of shares of common stock subject to new options equals the number of shares subject to the exchanged options. The vesting of the new options is substantially similar to that of the exchanged options, except that vesting is calculated as if it started six months after the original vesting start date of the exchanged options. The new options expire ten years after the grant date. The other terms and conditions of the new options are substantially similar to those of the exchanged options.

Report of the Compensation Committee

   The compensation committee of the board of directors administers Keynote's executive compensation program. The current members of the compensation committee are Mr. Cowan and Mr. Leslie. Each is a non-employee director within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code. Neither of Mr. Cowan nor Mr. Leslie has any interlocking relationships as defined by the Securities and Exchange Commission.

  General Compensation Philosophy

   The role of the compensation committee is to set the salaries and other compensation of Keynote's executive officers and other key employees, and to make grants of stock options to purchase in excess of 40,000 shares and to administer the stock option and other employee equity and bonus plans. Grants of options to purchase 40,000 or fewer shares can be authorized by our Chief Executive Officer, Umang Gupta, and ratified by the compensation committee. Keynote's compensation philosophy for executive officers is to relate compensation to corporate performance and increases in stockholder value, while providing a total compensation package that is competitive and enables Keynote to attract, motivate, reward and retain key executives and employees. Accordingly, each executive officer's compensation package may, in one or more years, be comprised of the following three elements:

    . base salary that is designed primarily to be competitive with base salary levels in effect at high technology companies in the San Francisco Bay Area that are of comparable size to Keynote and with which Keynote competes for executive personnel;

    . annual variable performance awards, such as bonuses, payable in cash and/or stock-based incentive awards, tied to the achievement of performance goals, financial or otherwise, established by the compensation committee; and

    . long-term stock-based incentive awards, which strengthen the mutuality of interests between Keynote's executive officers and Keynote's stockholders.

  Executive Compensation

   Base Salary. Salaries for executive officers for the fiscal year ended September 30, 2001 were generally determined on an individual basis by evaluating each executive's scope of responsibility, performance, prior experience and salary history, as well as the salaries for similar positions at comparable companies.

   Annual Incentive Awards. In the past, Keynote has included performance-based bonuses, payable in cash and/or stock-based incentive awards, as part of each executive's annual compensation plan. Annual performance-based bonuses are based on mutually agreed upon goals and objectives. This practice is expected to continue and each executive's annual performance will be measured by the achievement of established goals and objectives.

   Long-Term Incentive Awards. The compensation committee believes that equity-based compensation in the form of stock options links the interests of executive officers with the long-term interests of Keynote's stockholders and encourages executive officers to remain employed with Keynote. Stock options generally have value for executive officers only if the price of our stock increases above the fair market value on the grant date and the officer remains employed with Keynote for the period required for the shares to vest.

   Keynote grants stock options in accordance with the 1999 Equity Incentive Plan. In the fiscal year ended September 30, 2001, stock options were granted to certain executive officers as incentives for them to become employees or to aid in the retention of executive officers and to align their interests with those of Keynote's stockholders. Stock options typically have been granted to executive officers when the executive first joins us. The compensation committee may, however, grant additional stock options to executive officers for other reasons. The number of shares subject to each stock option granted is within the discretion of the compensation committee and is based on anticipated future contribution and ability to impact Keynote's results, past performance or consistency within the officer's peer group. In the fiscal year ended September 30, 2001, the compensation committee considered these factors. At the discretion of the compensation committee, executive officers may also be granted stock options to provide greater incentives to continue their employment with Keynote and to strive to increase the value of Keynote's common stock. The stock options generally become exercisable over a four-year period and are granted at a price that is equal to the fair market value of Keynote's common stock on the date of grant.

  Chief Executive Officer Compensation

   Mr. Gupta's base salary, target bonus, bonus paid and long-term incentive awards for the fiscal year ended September 30, 2001 were determined by the compensation committee in a manner consistent with the factors described above for all executive officers.

  Internal Revenue Code Section 162(m) Limitation

   Section 162(m) of the Internal Revenue Code limits the tax deduction to $1.0 million for compensation paid to certain executives of public companies. Having considered the requirements of Section 162(m), the compensation committee believes that grants made pursuant to the Keynote's Stock Option Plans and Equity Incentive Plan meet the requirements that such grants be "performance based" and are, therefore, exempt from the limitations on deductibility. Historically, the combined salary and bonus of each executive officer has been below the $1.0 million limit. The compensation committee's present intention is to comply with Section 162(m) unless the compensation committee feels that required changes would not be in the best interest of Keynote or its stockholders.

                                          Compensation Committee

                                          David Cowan
                                          Mark Leslie

                         STOCK PRICE PERFORMANCE GRAPH

   The following graph and table compare the cumulative total stockholder return on our common stock, the Nasdaq Composite Index and The Street.com Internet Sector Index. The graph and table assume that $100 was invested in our common stock, the Nasdaq Composite Index and The Street.com Internet Sector Index on September 24, 1999, the date of our initial public offering, and calculates the annual return through September 30, 2001. The stock price performance on the following graph and table is not necessarily indicative of future stock price performance.

                        [PERFORMANCE GRAPH APPEARS HERE]

               Keynote      NASDAQ Composite   The Street.Com
            Systems, Inc.        Index              Index
            -------------   ----------------   --------------
9/24/99         $100              100                100
9/30/99         $ 92              100                105
9/30/00         $ 98              134                116
9/30/01         $ 28               55                 19

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Other than the compensation arrangements that are described in "Director Compensation" and the transactions described below, since October 1, 2000, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

    .  in which the amount involved exceeds $60,000; and

    . in which any director, executive officer, holder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

Employment Agreement with Chief Executive Officer

   We entered into an employment agreement with Umang Gupta, our Chief Executive Officer, in December 1997 and amended this agreement in November 2001. This agreement, as amended, establishes Mr. Gupta's annual base salary and eligibility for benefits and bonuses. This agreement continues until it is terminated upon written notice by Mr. Gupta or us. We must pay Mr. Gupta his salary and other benefits through the date of any termination of his employment. If his employment is terminated by us without cause or through his constructive termination due to a material reduction in his salary or benefits, a material change in his responsibilities or a sale of us if he is not the Chief Executive Officer of the resulting combined company, we must also pay his salary for six additional months after that date.

   In connection with the November 2001 amendment of this agreement, Mr. Gupta was granted an option to purchase 1,300,000 shares of common stock at an exercise price of $7.52 per share. This option is immediately exercisable, subject to our right to repurchase the shares of common stock upon termination of his employment. This option vested as to 20,833 shares on January 7, 2002 and vests as to 33,333 shares each month thereafter for 24 months and then vests as to 20,833 shares each month thereafter. The option will vest in full 90 days following a sale of us if Mr. Gupta is not Chief Executive Officer of the resulting combined company.

   Under the original agreement, if Mr. Gupta's employment is terminated by us for cause or due to his disability or through his voluntarily termination, the vesting of any shares subject to his options will cease on the date of termination. If his employment is terminated by us without cause or due to his death or through his constructive termination due to a material reduction in his salary or benefits, a material change in his responsibilities or a sale of us if he is not the Chief Executive Officer of the resulting combined company, the shares subject to his options will vest in an amount equal to the number that would vest during the six months following this termination. If his employment is terminated by us without cause or through his voluntary termination, and if he assists in the transition to a successor Chief Executive Officer, the shares subject to his options will vest in an amount equal to the number that would vest during the twelve months following this termination.

Loan to Executive Officer

   In January 2001, we loaned $575,000 to Don Aoki, our Vice President of Engineering, secured by a loan and security agreement. Mr. Aoki executed a promissory note in our favor that bore interest at a rate of 5.9% per year and was to mature on or before January 31, 2002. In May 2001, Mr. Aoki paid the principal amount of this loan in full, together with accrued interest.

Change-of-Control Arrangements

   The options that we grant to our executive officers under our 1999 Equity Incentive Plan generally provide for acceleration of the vesting of such options upon the occurrence of specified events. If the executive officer is terminated without cause following a sale of our company that occurs 24 or more months after the date of grant of the option, that option vests immediately with respect to all of the shares subject to that option. For the purposes of this provision, a sale of our company includes any sale of all or substantially all of our assets, or any merger or consolidation of us with or into any other corporation, corporations, or other entity in which more than 50% of our voting power is transferred. For purposes of this provision, cause means (i) willfully engaging in gross misconduct that is materially and demonstrably injurious to us; (ii) willful and continued failure to substantially perform the executive officer's duties (other than incapacity due to physical or mental illness), provided that this failure continues after our Board of Directors has provided the executive officer with a written demand for substantial performance, setting forth in detail the specific respects in which it believes the executive officer has willfully and not substantially performed his or her duties and a reasonable opportunity (to be not less than 30 days) to cure the failure. A termination without cause includes a termination of employment by the executive officers within 30 days following any one of the following events: (x) a 10% or more reduction in the executive officer's salary that is not part of a general salary reduction plan applicable to all officers of the successor company; (y) a change in the executive officer's position or status to a position that is not at the level of Vice President or above with the successor; or (z) relocating the executive officer's principal place of business, in excess of fifty (50) miles from the current location of such principal place of business.

       STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING OF STOCKHOLDERS

   Proposals of stockholders intended to be presented at our 2003 Annual Meeting of Stockholders must be received by us at our principal executive offices no later than 120 calendar days before the one year anniversary of the date of this proxy statement, or November 7, 2002, in order to be included in our proxy statement and form of proxy relating to the meeting. Proposals of stockholders received by us at our principal executive offices later than 45 days before the one year anniversary of the date this proxy statement was first mailed to our stockholders, or January 27, 2003, will be considered untimely and may not be presented at our 2003 Annual Meeting.

     COMPLIANCE UNDER SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

   Section 16 of the Securities Exchange Act of 1934, as amended, requires our directors and officers, and persons who own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the Nasdaq National Market. Such persons are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms that they file.

   Based solely on our review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that all Section 16(a) filing requirements for the year ended September 30, 2001 were met.

                                OTHER BUSINESS

   The board of directors does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to the board, no matters are to be brought before the Annual Meeting except as specified in the notice of the Annual Meeting. As to any business that may properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage paid envelope so that your shares may be represented at the meeting.

                              KEYNOTE SYSTEMS, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

     This proxy is solicited on behalf of the board of directors of Keynote
                                 Systems, Inc.

         The undersigned hereby appoints Umang Gupta and John Flavio, or either of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock, $0.001 par value per share, of Keynote Systems, Inc., held of record by the undersigned on March 4, 2002, at the Annual Meeting of Stockholders to be held at the executive offices of Keynote Systems, Inc. in San Mateo, California, on Tuesday, April 23, 2002, at 10 a.m. Pacific Time, and at any adjournments or postponements thereof.

1. ELECTION OF DIRECTORS.

   [  ]    FOR all nominees listed         [  ]   WITHHOLDING AUTHORITY
           below (except as indicated             to vote for all nominees
           to the contrary below)                 listed below


   Nominees:  Umang Gupta
              David Cowan
              Stratton Sclavos
              Deborah Rieman
              Mohan Gyani

                                           Instruction: To withhold authority
                                                        to vote for any
                                                        individual nominee,
                                                        write that nominee's
                                                        name in the space
                                                        provided below.

                                                        ------------------------

                                                        ------------------------


2. RATIFICATION OF THE SELECTION OF KPMG LLP AS KEYNOTE SYSTEMS, INC.'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2002.

   [  ]  FOR                 [  ] AGAINST             [  ]  ABSTAIN


The board of directors recommends that you vote FOR the election of the five nominees listed in Proposal No. 1 and FOR Proposal No. 2.

(Continued and to be signed on reverse side)

(Continued from other side)



     THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED IN PROPOSAL NO. 1 AND FOR PROPOSAL NO. 2. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

                           -----------------------------------------------------
                           (Print Stockholder(s) name)

                           -----------------------------------------------------
                           (Signature(s) of Stockholder or Authorized Signatory)


                           -----------------------------------------------------


                           Dated:
                                 --------------------------------

Please sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of these persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date the proxy.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.